ASPIRATION INSTITUTIONAL FUNDS

AGREEMENT AND DECLARATION OF TRUST

Dated January __, 2014

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ASPIRATION INSTITUTIONAL FUNDS

AGREEMENT AND DECLARATION OF TRUST

This AGREEMENT AND DECLARATION OF TRUST is made on _______, 2014, by the Trustees and shareholders, to establish a business trust for the investment and reinvestment of funds contributed to the Trust by investors.  The Trustees declare that all money and property contributed to the Trust shall be held and managed in trust pursuant to this Agreement and Declaration of Trust ("Trust Instrument").  The name of the Trust created by this Trust Instrument is Aspiration Institutional Funds.

ARTICLE I
DEFINITIONS

Unless otherwise provided or required by the context:

(a)           "Advisory Board" refers to the Advisory Board of the Trust established in accordance with Article III, Section 3.

(b)           "Bylaws" means the Bylaws of the Trust adopted by the Trustees, as amended from time to time;

(c)           "Class" means any class of Shares of a Series established pursuant to Article IV;

(d)           "Commission," "Interested Person," and "Principal Underwriter" have the meanings provided in the 1940 Act;

(e)           "Covered Person" means a person so defined in Article IX, Section 2;

(f)           "Delaware Act" means the Delaware Statutory Trust Act of 2002 (12 Del. C. §3801, et seq.), as amended from time to time and any successor statute of similar import;

(g)           "Majority Shareholder Vote" means "the vote of a majority of the outstanding voting securities" as defined in the 1940 Act as modified by or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by the Commission, or any interpretative releases of the Commission;

(h)           "Net Asset Value" means the net asset value of each Series of the Trust, determined as provided in Article V, Section 3;

(i)           "Outstanding Shares" means Shares shown in the books of the Trust or its transfer agent as then issued and outstanding, but does not include Shares which have been repurchased or redeemed by the Trust and which are held in the treasury of the Trust;

(j)           "Series" means a series of Shares established pursuant to Article IV;

(k)           "Shareholder" means a record owner of Outstanding Shares;

(l)           "Shares" means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares);

(m)          "Trust" means Aspiration Funds established hereby, and reference to the Trust, when applicable to one or more Series, refers to that Series;

(n)           "Trustees" means the person(s) who have signed this Trust Instrument, so long as such person(s) shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with Article II, in all cases in their capacities as Trustees hereunder;

(o)           "Trust Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the Trust or any Series or the Trustees on behalf of the Trust or any Series;

(p)           The "1940 Act" means the Investment Company Act of 1940, as amended from time to time.

ARTICLE II
THE TRUSTEES AND THE ADVISORY BOARD

Section 1.	Management of the Trust.

The business and affairs of the Trust shall be managed by or under the direction of the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility.  The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust.  Any determination made by the Trustees in good faith as to what is in the interests of the Trust shall be conclusive.

Section 2.	Election and Number of Trustees.

Immediately following adoption of this Trust Instrument, the Trustees of the Trust shall be the persons signing this Trust Instrument.  The number of Trustees shall be fixed from time to time by a majority of the Trustees; provided, that there shall be at least three (3) Trustees.  The Shareholders shall elect the Trustees (other than the initial Trustees), if  required by the 1940 Act, on such dates as the Trustees may fix from time to time.

Section 3.	Term of Office of Trustees.

Each Trustee shall hold office for life or until his successor is elected or the Trust terminates; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein; (b) any Trustee who requests to be retired, or who has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; (c) any Trustee shall be retired or removed with or without cause at any time upon the written request of two-thirds of the remaining Trustees; and (d) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two-thirds of the Outstanding Shares.

Section 4.	Vacancies; Appointment of Trustees.

Whenever a vacancy shall exist, regardless of the reason for such vacancy, the remaining Trustees shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act, or by election by the Shareholders, at a meeting called for that purpose.  Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment.  The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation, or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs.  As soon as any such Trustee has accepted his appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

Section 5.	Chairman.

The Trustees shall appoint one of their number to be Chairman of the Trustees. The Chairman shall preside at all meetings of the Trustees and Shareholders and shall have such other duties as may be assigned to the Chairman by the Trustees from time to time.

Section 6.	Action by the Trustees.

The Trustees shall act by majority vote at a meeting duly called (including at a telephonic meeting, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum is present.  A majority of the Trustees shall constitute a quorum at any meeting.  Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or by any two other Trustees.  Notice of the time, date and place of all Trustees meetings shall be given to each Trustee by telephone, facsimile or other electronic mechanism sent to his home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two hours in advance of the meeting.  Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting.  Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust.

Any action required or permitted to be taken by the Board of Trustees, or a committee thereof, may be taken without a meeting if a majority of the members of the Board of Trustees (or such greater number as may be required by applicable law), or committee thereof, as the case may be, shall individually or collectively consent in writing to that action.  Such action by written consent shall have the same force and effect as a majority vote of the Board of Trustees, or committee thereof, as the case may be.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Trustees, or committee thereof, as the case may be.

Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

Section 7.	Ownership of Trust Property.

The Trust Property of the Trust and of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees.  All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by or in the name of the Trust, or in the name of any person as nominee.  No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article IV, a proportionate undivided beneficial interest in the Trust or Series represented by Shares.

Section 8.	Effect of Trustees Not Serving.

The death, resignation, retirement, removal, incapacity, or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

Section 9.	Trustees, etc. as Shareholders.

Subject to any restrictions in the Bylaws, any Trustee, officer, agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as any other Shareholder.

ARTICLE III
POWERS OF THE TRUSTEES

Section 1.	Powers.

The Trustees in all instances shall act as principals, free of the control of the Shareholders.  The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust.  The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to   trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust.  The Trustees may exercise all of their powers without recourse to any court or other authority.  The Trustees shall have the resources, including appropriate funding, and authority to discharge their responsibilities, including the authority to retain and compensate independent or special counsel and other experts or consultants.  Subject to any applicable limitation herein or in the Bylaws or resolutions of the Trust, the Trustees shall have power and authority, without limitation:

(a)           To invest and reinvest cash, securities and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the Trust Property; to invest in obligations, securities and assets of any kind, and without regard to whether they may mature before the possible termination of the Trust; and without limitation to invest all or any part of its cash and other property in securities issued by a registered investment company or series thereof, subject to the provisions of the 1940 Act;

(b)           To operate as and carry on the business of a registered investment company, and exercise all the powers necessary and proper to conduct such a business;

(c)           To adopt Bylaws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and to amend and repeal them to the extent such right is not reserved to the Shareholders;

(d)           To elect and remove such officers and appoint and terminate such agents as they deem appropriate;

(e)           To appoint and remove members of the Advisory Board in accordance with the provisions of Section 2 of this Article III;

(f)           To employ as custodian of any assets of the Trust, subject to any provisions herein or in the Bylaws, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such and may authorize such banks and companies to employ sub-custodians and agents and to deposit all or any part of Trust property in a system or systems for the central handling of securities;

(g)           To retain one or more transfer agents and Shareholder servicing agents, or both;

(h)           To provide for the distribution of Shares either through a Principal Underwriter or distributor as provided herein or by the Trust itself, or both, or pursuant to a distribution plan of any kind;

(i)           To set record dates in the manner provided for herein or in the Bylaws;

(j)           To delegate such authority as they consider desirable to any officers of the Trust, to any committee of Trustees and to any agent, independent contractor, manager, investment adviser, custodian or underwriter;

(k)           To sell or exchange any or all of the assets of the Trust, subject to Article X, Section 4;

(l)           To vote or give assent, or exercise any rights of ownership, with respect to other securities or property; and to execute and deliver powers of attorney delegating such power to other persons;

(m)          To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other assets;

(n)           To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or (ii) either in the Trust's or Trustees' own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of business trusts or investment companies;

(o)           To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article IV;

(p)           To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article IV, Section 4;

(q)           To consent to or participate in any plan for the liquidation, reorganization, consolidation or merger of any corporation or issuer whose securities are held by the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held by the Trust;

(r)           To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

(s)           To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for;

(t)           To borrow money and to mortgage and pledge assets of the Trust or any part thereof to secure obligations arising in connection with such borrowing;

(u)           To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper;

(v)           To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued;

(w)          To compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians and other agents and employees of the Trust on such terms as they deem appropriate;

(x)           To enter into joint ventures, general or limited partnerships and any other combinations or associations;

(y)           To purchase and pay for, entirely out of Trust property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any person connected therewith), of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason or any action alleged to have been taken or omitted by any such person, Shareholder, Trustee, officer, employee, agent, investment adviser, manager, principal underwriter, or independent contractor in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

(z)           To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and

(aa)         To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees.  Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity.  No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.  In construing this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.  Unless otherwise specified herein or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office.

Section 2.	Advisory Board.

The Trustees may from time to time establish an Advisory Board having such rights, responsibilities and other characteristics as shall be specified in a written charter approved by the Trustees.

ARTICLE IV
SERIES; CLASSES; SHARES

Section 1.	Establishment of Series or Classes.

The Trust shall consist of one or more Series.  The Trustees hereby establish the initial Series listed in Schedule A attached hereto and made a part hereof.  Additional Series shall be established by the adoption of a resolution of the Trustees.  The Trustees may divide the Shares of any Series into Classes.  In such case each Class of a Series shall represent interests in the assets of that Series.  The Trustees may designate the relative rights and preferences of the Shares of each Series or Class.  The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof separately from the other assets of the Trust or of any other Series.  A Series may issue any number of Shares and need not issue Shares.  Each Share of a Series shall represent an equal beneficial interest in the net assets of such Series.  Each holder of Shares of a Series or Class shall be entitled to receive his pro  rata share of all distributions made with respect to such Series or Class.  Upon redemption of his Shares, such Shareholder shall be paid solely out of the funds and property of such Series.  The Trustees may change the name of any Series or Class.  At any time that there are no Shares outstanding of any particular Series (or Class) previously established and designated, the Trustees may by a majority vote abolish that Series (or Class) and rescind the establishment and designation thereof.

Section 2.	Shares of Beneficial Interest.

The beneficial interest in the Trust shall be divided into Shares, without par value, of one or more separate and distinct Series or Classes established by the Trustees.  The number of Shares of each Series and Class is unlimited.  All Shares issued hereunder shall be fully paid and nonassessable.  Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.  The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval: to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate; to issue fractional Shares and Shares held in the treasury; to establish and to change in any manner Shares of any Series or Classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine (but the Trustees may not change Outstanding Shares in a manner materially adverse to the Shareholders of such Shares); to divide or combine the Shares of any Series or Classes into a greater or lesser number; to classify or reclassify any unissued Shares of any Series or Classes into one or more Series or Classes of Shares; to abolish any one or more Series or Classes of Shares; to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Shares as the Trustees may deem desirable.  Shares held in the treasury shall not confer any voting rights on the Trustees and shall not be entitled to any dividends or other distributions declared with respect to the Shares.

Section 3.	Investment in the Trust.

The Trustees shall accept investments in any Series from such persons and on such terms as they may from time to time authorize.  At the Trustees' discretion, such investments, subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article V, Section 3.  Investments in a Series shall be credited to each Shareholder's account in the form of full or fractional Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class or (b) determine the Net Asset Value per Share of the initial capital contribution.  The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever.

Section 4.	Assets and Liabilities of Series.

All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for separately from the other assets of the Trust and every other Series and are referred to as "assets belonging to" that Series.  The assets belonging to a particular   Series shall belong only to that Series for all purposes, and to no other Series, subject only to the rights of creditors of that particular Series.  Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more Series as the Trustees deem fair and equitable and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be referred to as assets belonging to that Series.  Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes.

The assets belonging to a Series shall be so recorded upon the books of the Trust, and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series.  The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class.  Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees deem fair and equitable.  Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series.  Notice of this contractual limitation on liabilities among Series may, in the Trustees' discretion, be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each

Series.  Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, liability, obligation or expense incurred, contracted or otherwise existing with respect to that Series.  In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.  No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series.  No Shareholder or former Shareholder of any particular Series shall have any claim or right to institute suit against the Trust or any Series with respect to any matter that does not directly affect that particular Series.

Section 5.	Ownership and Transfer of Shares.

The Trust shall maintain a register containing the names and addresses of the Shareholders of each Series and Class thereof, the number of Shares of each Series and Class held by such Shareholders, and a record of all Share transfers.  The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time.  No certificate certifying the ownership of shares has been issued, except as the Board of Trustees may otherwise determine.  The Trustees may make rules not inconsistent with the 1940 Act as they consider appropriate governing the transfer of Shares, whether or not represented by certificates.

Section 6.	Status of Shares; Limitation of Shareholder Liability.

Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Trust Instrument.  Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument and to have become a party hereto.  No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series.  Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder.  Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware.  Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the Trust or such Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.

ARTICLE V
DISTRIBUTIONS AND REDEMPTIONS

Section 1.	Distributions.

The Trustees may declare and pay dividends and other distributions from the assets belonging to each Series.  The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees.  Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine.  All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series.  The Trustees may adopt and offer to

Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

Section 2.	Redemptions.

Each Shareholder of a Series shall have the right at such times as may be permitted by the Trustees to require the Series to redeem all or any part of his Shares at a redemption price per Share equal to the Net Asset Value per Share.  In the absence of such resolution, the redemption price per Share shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in any required disclosure document.  The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption.  Payment of the redemption price may be in cash or wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value.  Upon redemption, Shares may be reissued from time to time.  The Trustees may require Shareholders to redeem Shares for any reason  under terms set by the Trustees, including the failure of a Shareholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him.  To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class.  Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series or Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act.

Section 3.	Determination of Net Asset Value.

The Trustees shall cause the Net Asset Value of Shares of each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations.  The Trustees may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose.  The Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of the regular trading session on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

Section 4.	Suspension of Right of Redemption.

If, as referred to in Section 2 of this Article, the Trustees postpone payment of the redemption price and suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension.  Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension.  If the right of redemption is suspended, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

Section 5.	Redemptions Necessary for Qualification as Regulated Investment Company.

If the Trustees shall determine that direct or indirect ownership of Shares of any Series has or may become concentrated in any person to an extent which would disqualify any Series as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of

Shares into conformity with the requirements for such qualification and (b) refuse to transfer or issue Shares to any person whose acquisition of Shares in question would, in the Trustees' judgment, result in such disqualification.  Any such redemption shall be effected at the redemption price and in the manner provided in this Article.  Shareholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority.

ARTICLE VI
SHAREHOLDERS' VOTING POWERS AND MEETINGS

Section 1.	Voting Powers.

The Shareholders shall have power to vote only with respect to (a) the election of Trustees as provided in Section 2 of this Article; (b) the removal of Trustees as provided in Article II, Section 3(d); (c) any investment advisory or management contract as provided in Article VII, Section 1; (d) the amendment of this Trust Instrument to the extent and as provided in Article X, Section 8; and (e) such additional matters relating to the Trust as may be required or authorized by law, this Trust Instrument, or the Bylaws or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

On any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Series or Class, except (a) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series or Class, and (b) when the Trustees have determined that the matter affects the interests of more than one Series or Class, then the Shareholders of all such affected Series or Classes shall be entitled to vote thereon.  Each holder of Shares of each Series or Class, as applicable, shall be entitled to one vote for each Shares standing in such Shareholder's name on the books of the Trust on the record date for such vote (with references in this Declaration of Trust to "Shares voted" or Shares "entitled to vote" interpreted as "votes cast" or "votes entitled to be cast").  There shall be no cumulative voting in the election of Trustees or on any other matter.  Shares may be voted in person or by proxy or in any manner provided for in the Bylaws.  The Bylaws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy.  Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Trust Instrument or the Bylaws.

Section 2.	Meetings of Shareholders.

Special meetings of the Shareholders of any Series or Class may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least two-thirds of the Outstanding Shares of such Series or Class entitled to vote.  Shareholders shall be entitled to at least fifteen days' notice of any meeting, given as determined by the Trustees.

Section 3.	Quorum; Required Vote.

One-third of the Outstanding Shares of each Series or Class, or one-third of the Outstanding Shares of the Trust, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting with respect to such Series or Class, or with respect to the entire Trust, respectively.  Any lesser number shall be sufficient for adjournments.  Any adjourned session of a Shareholders' meeting may be held within a reasonable time without further notice.  Except when a larger vote is required by law, this Trust Instrument or the Bylaws, a majority of the Outstanding Shares voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such Outstanding Shares shall elect a Trustee; provided, that if this Trust Instrument or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the Outstanding Shares of that Series or Class (or, if required by law, a Majority Shareholder Vote of that Series or Class) voted in person or by proxy on the matter shall decide that matter insofar as that Series or Class is concerned.  Shareholders may act as to the Trust or any Series or Class by the written consent of a majority (or such greater amount as may be required by applicable law) of the Outstanding Shares of the Trust or of such Series or Class, as the case may be.

ARTICLE VII
CONTRACTS WITH SERVICE PROVIDERS

Section 1.	Investment Adviser.

The Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees.  Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser.  The Trustees may authorize the investment adviser to employ one or more sub-advisers.  Any reference in this Trust Instrument to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

Section 2.	Principal Underwriter.

The Trustees may enter into contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees.  The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of Section 12 of the 1940 Act, Rule 12b-1 thereunder, and other applicable rules and regulations.

Section 3.	Transfer Agency, Shareholder Services, and Administration Agreements.

The Trustees, on behalf of the Trust or any Series or Class, may enter into transfer agency agreements, Shareholder service agreements, and administration and management agreements with any party or parties on terms and conditions acceptable to the Trustees.

Section 4.	Custodian.

The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series in custody meeting the requirements of Section 17(f) of the 1940 Act and the  rules thereunder.  The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, to (a) hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, (c) disburse such funds upon orders or vouchers, and (d) employ one or more sub-custodians.

Section 5.	Parties to Contracts with Service Providers.

The fact that any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any party contracting with the Trust, or of or for any parent or affiliate of any such party or that such party or any parent or affiliate thereof is a shareholder or has an interest in the Trust shall not affect the validity of any contract for the performance and assumption of services to the Trust or the Trustees.

Section 6.	Compliance with the 1940 Act.

Any contract referred to in Sections 1 and 2 of this Article shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules and orders thereunder with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal.  No amendment to a contract referred to in Section 1 of this Article shall be effective unless assented to in a manner consistent with the requirements of Section 15 of the 1940 Act, and the rules and orders thereunder.

ARTICLE VIII
EXPENSES OF THE TRUST AND SERIES

Subject to Article IV, Section 4, the Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Series and Classes that may be established and designated pursuant to Article IV, as the Trustees deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser, administrator, distributor, principal underwriter, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, Shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.  Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.  The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities.  This Article shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

ARTICLE IX
LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 1.	Limitation of Liability.

All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series for payment under such contract or claim; and neither the Trustees nor any of the Trust's officers, employees, members of the Advisory Board or agents, whether past, present or future, shall be personally liable therefor.  Every written instrument or obligation on behalf of the Trust or any Series shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder.  Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment adviser or independent contractor of the Trust, but nothing contained in this Trust Instrument or in the Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 2.	Indemnification.

(a)           Subject to the exceptions and limitations contained in subsection (b) below:

(i)           every person who is, or has been, a Trustee, officer, member of the Advisory Board or employee of the Trust ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof, whether or not he is a Covered Person at the time such expenses are incurred;

(ii)           as used herein, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)         No indemnification shall be provided hereunder to a Covered Person:

(i)           who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust; or

(ii)           in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a judicial type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a judicial type inquiry).

(c)         The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d)         To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section may be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a judicial type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

(e)           Any repeal or modification of this Article IX by the Shareholders of the Trust, or adoption or modification of any other provision of the Trust Instrument or Bylaws inconsistent with this Article, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

Section 3.	Indemnification of Shareholders.

If any Shareholder or former Shareholder of any Series shall be held personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series of which he or she is or was a Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.  The Trust, on behalf of the affected Series, shall, upon request by such Shareholder, assume the defense of any such claim made against such Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.  The rights accruing to Shareholder under this Section 3 shall not be exclusive of or affect any rights to which the Shareholder may now or hereafter be entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a shareholder in any appropriate situation even though not specifically provided herein.

ARTICLE X
MISCELLANEOUS

Section 1.	Trust Not a Partnership.

This Trust Instrument creates a trust and not a partnership.  No Trustee shall have any power to bind personally either the Trust's officers or any Shareholder.

Section 2.	Trustee Action; Expert Advice; No Bond or Surety.

The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested.  Subject to the provisions of Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law.  The Trustees may take advice of counsel, members of the Advisory Board or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of Article IX, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice.  In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a service provider appointed by the Trustees pursuant to Article VII.  The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

Section 3.	Record Dates.

The Trustees may fix in advance a date and time up to one hundred twenty (120) days before the date of any Shareholders' meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to  receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares.  Any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

Section 4.	Termination of the Trust, Series or Class.

(a)           Unless terminated as provided herein, the Trust shall continue without limitation of time.  The Trust may be dissolved at any time by the Trustees by written notice to the Shareholders.  Any Series may be dissolved at any time by the Trustees by written notice to the Shareholders of such Series.  Any Class of any Series may be terminated at any time by the Trustees by written notice to the Shareholders of such Class.  Any action to dissolve the Trust shall be deemed to also be an action to dissolve each Series and each Class thereof.

(b)           Upon the requisite action by the Trustees to dissolve the Trust or any one or more Series, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Series to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute ratably the proceeds to the Shareholders of the Trust or Series involved.  Thereupon, any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to such Series or Class shall be canceled and discharged.  Upon the requisite action by the Trustees to terminate any Class of any Series, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this Section 4(b) with respect to such Class that are specified in connection with the dissolution and winding up of the Trust or any Series.  Alternatively, in connection with the termination of any Class of any Series, the Trustees may treat such termination as a redemption of the Shareholders of such Class effected provided that the costs relating to the termination of such Class may, to the extent consistent with the 1940 Act and other applicable law, be included in the determination of the net asset value of the Shares of such Class for purposes of determining the redemption price to be paid to the Shareholders of such Class (to the extent not otherwise included in such determination).

(c)           Following completion of winding up of the Trust's business, the Trustees shall cause a certificate of cancellation of the Trust's Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.  Upon termination of the Trust, the Trustees shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.

Section 5.	Reorganization.

The Trust, or any one or more Series or Classes, may, either as the successor, survivor, or non-survivor, (a) consolidate or merge with one or more other trusts, sub-trusts, partnerships, limited liability companies, associations or corporations (or series or class of a series with respect to the  foregoing) organized under the laws of the State of Delaware or any other state of the United States, to form a consolidated or merged trust, sub-trust, partnership, limited liability company, association or corporation under the laws of which any one of the constituent entities is organized or (b) transfer a substantial portion of its assets to one or more other trusts, sub-trusts, partnerships, limited liability companies, associations or corporations (or series or class of a series with respect to the foregoing) organized under the laws of the State of Delaware or any other state of the United States, or have one or more such trusts, sub-trusts, partnerships, limited liability companies, associations or corporations (or series or class of a series with respect to the foregoing) transfer a substantial portion of its assets to it, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan of reorganization authorized and approved by the Trustees and entered into by the Trust, or one or more Series as the case may be, in connection therewith.  Any such consolidation, merger or transfer may be authorized at any time by vote of a majority of the Trustees then in office without the need for shareholder approval.  Prior to giving effect to any such authorization, the Trust shall notify the Shareholders of the relevant Series or Class.

Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation approved by the Trustees in accordance with this Section 5 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

Section 6.	Trust Instrument.

The original or a copy of this Trust Instrument and of each amendment hereto or Trust Instrument supplemental shall be kept at the office of the Trust where it may be inspected by any Shareholder.  Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Trust Instrument or any such amendments or supplements and as to any matters in connection with the Trust.  The masculine gender herein shall include the feminine and neuter genders.  Headings herein are for convenience only and shall not affect the construction of this Trust Instrument.  This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

Section 7.	Applicable Law.

This Trust Instrument and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code, or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or  other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument.  The Trust shall be of the type commonly called a Delaware business trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law.  The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 8.	Amendments.

The Trustees may, without any Shareholder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto or an amended and restated trust instrument; provided, that Shareholders shall have the right to vote on any amendment (a) which would affect the voting rights of Shareholders granted in Article VI, Section 1, (b) to this Section 8, (c) required to be approved by Shareholders by law or by the Trust's registration statement(s) filed with the Commission, and (d) submitted to them by the Trustees in their discretion.  Any amendment submitted to Shareholders which the Trustees determine would affect the Shareholders of any Series shall be authorized by vote of the Shareholders of such Series and no vote shall be required of Shareholders of a Series not affected.  Notwithstanding anything else herein, any amendment to Article IX which would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees, and agents of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of this sentence, shall each require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Trust entitled to vote thereon.

Section 9.	Fiscal Year.

The fiscal year of the Trust shall end on a specified date as set forth in the Bylaws.  The Trustees may change the fiscal year of the Trust without Shareholder approval.

Section 10.	Severability.

The provisions of this Trust Instrument are severable.  If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination.  If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument.

Section 11.	Use of the Name "Aspiration."

Aspiration Growth Capital LLC ("Aspiration") has consented to the use by the Trust and by each Series thereof to the identifying words "Aspiration" in the name of the Trust and of each Series.  Such consent is conditioned upon the Trust's employment of an affiliate of Aspiration as investment adviser to the Trust and to each Series.  As between Aspiration and the Trust, Aspiration shall control the use of such name insofar as such name contains the identifying word "Aspiration."  Aspiration may from time to time use the identifying word "Aspiration" or license the use of the identifying word "Aspiration" in other connections and for other purposes, including without limitation in the names of other investment companies, corporations or businesses that it or one of its affiliates may manage, advise, sponsor or own or in which it or one of its affiliates may have a financial interest.  Aspiration may require the Trust or any Series to cease using the identifying word "Aspiration" in the name of the Trust or any Series if the Trust or Series ceases to employ Aspiration or a subsidiary or affiliate thereof as investment adviser.

IN WITNESS WHEREOF, the undersigned, being all the Trustees of the Trust, have executed this Trust Instrument as of the date first above written.

/s/Joseph Sanberg	/s/ James Meeks
Joseph Sanberg	James Meeks
Trustee	Trustee

STATE OF CA)

CITY OF Los Angeles)  ss:

Before me this 23 day of January, 2014, personally appeared the above-named individuals, each known to me to be the person who executed the foregoing instrument and who acknowledged that he executed the same.

/s/ Meagan Holmes
Meagan Holmes
Notary Public

Notary Public  (seal)

MEAGAN HOLMES
Commission # 2047732
Notary Public - California
Los Angeles County
My Commission Expires:  Nov. 2, 2017

STATE OF DC)

CITY OF Washington)  ss:

Before me this 23 day of January, 2014, personally appeared the above-named individuals, each known to me to be the person who executed the foregoing instrument and who acknowledged that he executed the same.

/s/ Justin Washington
Justin Washington
Notary Public

Notary Public  (seal)

JUSTIN WASHINGTON
NOTARY PUBLIC DISTRICT OF COLUMBIA
My Commission Expires:  October 31, 2018

SCHEDULE A

SERIES OF THE TRUST

Series of the Trust
Aspiration 15 Fund

Dated:  January __, 2014